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[LOGO OF MANULIFE FINANCIAL COMPANY]

                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                             SECRETARY'S CERTIFICATE

     I, KWONG L. YIU, Assistant Secretary of THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) (the "Company"), a corporation existing under the laws of the State of Michigan, hereby certify that the following is a true copy of a Resolution adopted by the Board of Directors at its meeting held on Wednesday, June 2nd, 2004, and that the same has not been revoked or modified and remains in full force and effect as of the date of this
     Certificate:

                             Approval of Name Change

          RESOLVED, that subject to approval of the stockholder and the Michigan Office of Financial Insurance Services, the Articles of Redomestication of the Company be amended by changing the name of the Company from The Manufacturers Life Insurance Company (U.S.A.) to John Hancock Life Insurance Company (U.S.A.) and specifically, Article I of the Company's Articles of Redomestication (the "Articles") shall be amended to read in its entirety as follows:

                                    Article I

          "The name assumed by this corporation and by which it shall be known in law is:

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

          and its principal office for the transaction of business shall be in the City of Bloomfield Hills, State of Michigan."

          FURTHER RESOLVED, that the change of the Company's name shall take effect on the later of January 1, 2005 or the date approval of the revised Articles by the Michigan Office of Financial Insurance Services is received;

          FURTHER RESOLVED, that the change of the Company's name be recommended to the stockholder of the Company;

          FURTHER RESOLVED, that on such date the change of the Company's name shall take effect, Article I of the By-laws of the Company shall be deleted in its entirety and replaced with the following:

                                ARTICLE I - NAME

          This corporation shall be known as John Hancock Life Insurance Company (U.S.A.) (formerly The Manufacturers Life Insurance Company (U.S.A.)).

The Manufacturers Life Insurance Company (U.S.A.)
Executive Office
200 Bloor Street East, Toronto, ON  M4W 1E5                  www.manulife.com
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Manulife Financial and the block design are registered service marks and trademarks of The Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation.

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                                       -2-

          FURTHER RESOLVED that if any state requires the re-appointment of the Commissioner of Insurance or any other public official as attorney to accept service of process for (Company name) that such official is hereby so appointed,

          FURTHER RESOLVED, that the President, the Chief Financial Officer, the Chief Administrative Officer, and the General Counsel and Secretary of the Company, or any one of them, be and hereby are, authorized and directed to file or caused to be filed with Michigan Office of Financial Insurance Services and any other official in the states in which the Company conducts business such Certificate of Amendment and any and all other documents including, but not limited, Application to amend the Company's Certificate of Authority, Consent to Service of Process, Appointment of Attorney to Accept Service of Process, and to take all such actions as he or she may deem necessary or appropriate to effectuate the change of the Company's name provided for in these resolutions.

     GIVEN AND CERTIFIED, at the City of Toronto, Province of Ontario, with the Common Seal hereto affixed by the undersigned having custody of the same as Secretary of the Company, this 16th day of July, 2004.

                                    THE MANUFACTURERS LIFE INSURANCE
                                    COMPANY (U.S.A.)


                                    By: /s/ Kwong L. Yiu
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                                        Assistant Secretary